Exhibit (m)(ix) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                       EXHIBIT H
                                        to the
                                Distribution Plan

                            MONEY MARKET OBLIGATIONS TRUST

                   CALIFORNIA MUNICIPAL CASH TRUST - Cash II Shares

         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Shares of the Fund set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .20% of the average aggregate net asset value of the Shares of the Fund held during the month.

         Witness the due execution hereof this 1st day of December, 2000.

                                    MONEY MARKET OBLIGATIONS TRUST

                                    By:  /S/ J. CHRISTOPHER DONAHUE
                                       ---------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:   Executive Vice President